THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

December 29, 2006

Georgetowne Funds

1001 W. Madison St., Unit 607

Chicago, IL 60607

Re: Georgetowne Funds, File Numbers 333-103875 and 811-21322

Mr. Hoffmeister:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 2 to the Georgetowne Funds’ Registration Statement (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS/DSM